Consent of Ernst & Young LLP,
                  Independent Registered Public Accounting Firm


We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Statements" in the Prospectus and to the use of our report, dated April 25, 2005, on the financial statements for the year ended December 31, 2004 included in Post-effective Amendment Number 8 to the Registration Statement (Form S-6, 1933 Act File No. 333-42113) of Pioneer Independence Plans.

We also consent to the references to our firm under the captions "Financial Highlight" in the Prospectus, and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information of Pioneer Independence Fund, and to the incorporation by reference therein of our report on the financial statements and financial highlights for the year ended December 31, 2004 of Pioneer Independence Fund, dated February 18, 2005, which is incorporated in Post-Effective Amendment Number 8 to the Registration Statement (Form S-6 No. 333-42113) of Pioneer Independence Plans.



                                                       /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 25, 2005




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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Pioneer Funds Distributor:


In connection with Post-Effective Amendment Number 8 to Registration No. 333-42113 on Form S-6 of Pioneer Independence Plans, we consent to the inclusion of our reports dated February 23, 2005, with respect to the statement of financial condition of Pioneer Funds Distributor, Inc as of December 31, 2004, and the related statements of operations, changes in stockholders' equity and comprehensive loss and cash flows and accompanying schedules for the year then ended.

/s/ KPMG

Boston, Massachusetts
April 25, 2005